UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2015

VIEWRAY, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-193498	42-1777485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Thermo Fisher Way

Oakwood Village, Ohio 44146

(Address of principal executive offices, including zip code)

(440) 703-3210

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2015, the Board of Directors (the “Board”) of ViewRay, Inc. (the “Company”) appointed Robert Weisskoff, M.D. to serve as a Class I director of the Company, effective September 4, 2015. Dr. Weisskoff will serve until the Company’s 2016 annual meeting of stockholders or until his successor is duly elected and qualified.

As a non-employee director, Dr. Weisskoff was granted an option to purchase 19,556 shares of the Company’s common stock with an exercise price of $6.80 per share pursuant to the terms of the Company’s Equity Incentive Plan, and is eligible to receive cash and equity compensation paid by the Company pursuant to its non-employee director compensation program in connection with his service on the Board. In addition, the Company expects to enter into an indemnification agreement with Dr. Weisskoff in connection with his appointment to the Board, which is expected to be in substantially the same form as that entered into with the other directors of the Company. There are no arrangements or understandings between Dr. Weisskoff and any other persons pursuant to which he was elected as a director.

Dr. Weisskoff is a Partner of Fidelity Biosciences, a division of FMR LLC, which is an entity affiliated with Beacon Bioventures Fund II Limited Partnership (“Beacon”), a stockholder of the Company. In connection with a private placement offering previously described on the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2015, as amended on August 13, 2015, Beacon purchased 864,838 shares of the Company’s common stock, par value $0.01 per share, at a purchase price of $5.00 per share. In December 2014, ViewRay Technologies, Inc., a subsidiary of the Company, issued 163,709 of its shares at a price of $17.40 per share to Beacon upon the conversion of all outstanding principal and interest under the ViewRay Technologies, Inc.’s convertible promissory notes issued in 2014.

Dr. Weisskoff previously served as a member of the board of directors of ViewRay Technologies, Inc. from January 2008 to July 2015. Dr. Weisskoff has served as a Partner of Fidelity Biosciences, a division of FMR LLC, since November 2004. Prior to joining FMR LLC, he was Vice President of Business Development at EPIX Pharmaceuticals, Inc. from 1998 to October 2004. He previously served on the staff of Massachusetts General Hospital/Harvard Medical School as a Director and Associate Professor of Radiology from 1990 to 1998. From July 2007 to March 2013, Dr. Weisskoff served on the board of directors of Tetraphase Pharmaceuticals, Inc., and currently serves on the boards of directors of several private companies. Dr. Weisskoff holds an A.B. in Physics from Harvard University, a Ph.D. in Physics from the Massachusetts Institute of Technology and an M.B.A. from Columbia University in the City of New York. We believe Dr. Weisskoff is qualified to serve on the Board because of his investment experience in the healthcare industry and his extensive research and development and business development experience at medical device companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWRAY, INC.

Dated: September 11, 2015	By:	/s/ Chris A. Raanes
Name: Chris A. Raanes
Title: Chief Executive Officer